Exhibit 33.2

Management Assessment ReRQit Management of Wilmington Trust Corporation ( the Corporation ) is responsible for assessing compliance with the applicable servicing criteria set forth in Item 112 2 ( d ) (2) ( ii ) , 112 2 ( d ) (2) ( iv ) , 112 2 ( d ) (2) ( v) , 112 2 ( d ) (3) ( i ) , 112 2 ( d ) (3) ( ii ) , 11 2 2 ( d ) (3) ( iii ) and 11 2 2 ( d ) (3) ( iv) of Regulation AB of the Securities and Exchange Commission relating to the servicing of auto related asset- backed transactions initiated or amended for purposes of Regulation AB on or after January 1, 2006, for which the Corporation provides trustee services ( the Platform) as of and for the year ended December 31, 2019. Management has determined that all other criteria set forth in Item 112 2 ( d ) are not applicable to the servicing activities performed by the Corporation with respect to the Platform. Appendix A to this report identifies the auto related asset - backed transactions defined by management as constituting the Platform. The Corporation's management has assessed the Corporation's compliance with the applicable servicing criteria as of and for the year ended December 31 , 2019. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in criterion ( d ) (2) ( ii ) , ( d ) (2) ( iv ) , ( d ) (2) ( v ) , ( d ) (3) ( i ) , ( d ) (3) ( ii ) , ( d ) (3) ( iii) and ( d ) (3) ( iv ) of Item 112 2 of Regulation AB. The activities the Corporation performs with respect to the applicable 112 2 ( d ) servicing criteria are listed on the attached Appendix A. With respect to the Corporation's obligation to issue a notification to be included in the client's Form 8- K. Form 10-D and Form 10-K under applicable servicing criterion 1122 ( d ) (3) ( i), there were no activities performed during the year ended December 31, 2 0 19, with respect to the Platform, because there were no occurrences of events that would require the Corporation to perform such activities. Based on such assessment, management believes that, as of and for the year ended December 31 , 2019, the Corporation has complied in all material respects with the servicing criteria set forth in Item 112 2 ( d ) (2) ( ii ) , 112 2 ( d ) (2) ( iv ) , 112 2 ( d ) (2) ( v) , 1122( d)(3)( i ) , 1122( d )(3)(ii ), 11 22(d)(3)(iii ) and 11 22( d )(3)( iv) of Regulation AB of the Securities and Exchange Commission relating to the servicing of the Platform .

/s/ Patrick Tadie
Name:	Patrick Tadie
Title:	Group Vice President ICS Global Capital Markets
Date:	February 28, 2020

PricewaterhouseCoopers LLP, a registered public accounting firm, has issued an attestation report with respect to management's assessment of compliance with the applicable servicing criteria as of and for the year ended December 31, 2 019. Title: Group Vice President /CS Global Capital Markets Date: February 28, 2020

Appendix A

2019

Overview of Applicable Servicing Criteria and Associated Platform Transactions

ABS - Auto

Transactions	*Item 1122*	*Applicable Activity*
Fifth Third Auto Trust 2014-1	(d)(3)(i)	Company's obligation to issue a notification of any activity giving rise to Form 10-D or Form 8-K disclosure items
Fifth Third Auto Trust 2014-2	(d)(3)(i)	Company's obligation to issue a notification of any activity giving rise to Form 10-D or Form 8-K disclosure items
Fifth Third Auto Trust 2014-3	(d)(3)(i)	Company's obligation to issue a notification of any activity giving rise to Form 10-D or Form 8-K disclosure items
Fifth Third Auto Trust 2015-1	(d)(3)(i)	Company's obligation to issue a notification of any activity giving rise to Form 10-D or Form 8-K disclosure items
Santander Drive Auto Receivable Trust 2014-3	(d)(3)(i)	Company's obligation to issue a notification of any activity giving rise to Form 10-D or Form 8-K disclosure items
Santander Drive Auto Receivable Trust 2014-4	(d)(3)(i)	Company's obligation to issue a notification of any activity giving rise to Form 10-D or Form 8-K disclosure items
Santander Drive Auto Receivable Trust 2014-5	(d)(3)(i)	Company's obligation to issue a notification of any activity giving rise to Form 10-D or Form 8-K disclosure items
Santander Drive Auto Receivable Trust 2015-1	(d)(3)(i)	Company's obligation to issue a notification of any activity giving rise to Form 10-D or Form 8-K disclosure items
Santander Drive Auto Receivable Trust 2015-2	(d)(3)(i)	Company's obligation to issue a notification of any activity giving rise to Form 10-D or Form 8-K disclosure items
Santander Drive Auto Receivable Trust 2015-3	(d)(3)(i)	Company's obligation to issue a notification of any activity giving rise to Form 10-D or Form 8-K disclosure items
Santander Drive Auto Receivable Trust 2015-4	(d)(3)(i)	Company's obligation to issue a notification of any activity giving rise to Form 10-D or Form 8-K disclosure items
Santander Drive Auto	(d)(3)(i)	Company's obligation to issue a notification of any

Transactions	*Item 1122*	*Applicable Activity*
Receivable Trust 2015-5		activity giving rise to Form 10-D or Form 8-K disclosure items
Santander Drive Auto Receivable Trust 2016-1	(d)(3)(i)	Company's obligation to issue a notification of any activity giving rise to Form 10-D or Form 8-K disclosure items
Santander Drive Auto Receivable Trust 2016-2	(d)(3)(i)	Company's obligation to issue a notification of any activity giving rise to Form 10-D or Form 8-K disclosure items
Santander Drive Auto Receivable Trust 2016-3	(d)(3)(i)	Company's obligation to issue a notification of any activity giving rise to Form 10-D or Form 8-K disclosure items
DRIVE Auto Receivables Trust 2017-1	(d)(2)(ii)	Company's obligation: Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel
	(d)(3)(i)	Company's obligation to issue a notification of any activity giving rise to Form 10-D or Form 8-K disclosure items
	(d)(3)(ii)	Company's obligation: Amounts due to investors are allocated and remitted in accordance with time frames, distribution priority and other terms set forth in the transaction agreement
	(d)(3)(iii)	Company's obligation: Disbursements made to an investor are posted within two business days to the Servicer's investor records, or such other number of days specified in the transaction agreements.
	(d)(3)(iv)	Company's obligation: Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
DRIVE Auto Receivables Trust 2017-2	(d)(2)(ii)	Company's obligation: Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel
	(d)(3)(i)	Company's obligation to issue a notification of any activity giving rise to Form 10-D or Form 8-K disclosure items
	(d)(3)(ii)	Company's obligation: Amounts due to investors are allocated and remitted in accordance with time frames, distribution priority and other terms set forth in the transaction agreement
	(d)(3)(iii)	Company's obligation: Disbursements made to an investor are posted within two business days to the

Transactions	Item 1122	Applicable Activity
		Servicer's investor records, or such other number of days specified in the transaction agreements.
	(d)(3)(iv)	Company's obligation: Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
DRIVE Auto Receivables Trust 2017-3	(d)(2)(ii)	Company's obligation: Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel
	(d)(3)(i)	Company's obligation to issue a notification of any activity giving rise to Form 10-D or Form 8-K disclosure items
	(d)(3)(ii)	Company's obligation: Amounts due to investors are allocated and remitted in accordance with time frames, distribution priority and other terms set forth in the transaction agreement
	(d)(3)(iii)	Company's obligation: Disbursements made to an investor are posted within two business days to the Servicer's investor records, or such other number of days specified in the transaction agreements.
	(d)(3)(iv)	Company's obligation: Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
Fifth Third Auto Trust 2017-1	(d)(2)(ii)	Company's obligation: Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel
	(d)(2)(iv)	Company's obligation: The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (eg., with respect to commingling of cash) as set forth in the transaction agreements.
	(d)(2)(v)	Company's obligation: Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

Transactions Item 1122 Applicable Activity (d) (3) (i) Company's obligation to issue a notification of any activity giving rise to Form 10-D or Form 8-K disclosure items ( d ) (3) ( ii ) Company's obligation: Amounts due to investors are allocated and remitted in accordance with time frames, distribution priority and other terms set forth in the transaction agreement ( d ) (3) ( iii ) Company's obligation: Disbursements made to an investor are posted within two business days to the Servicer's investor records, or such other number of days specified in the transaction agreements. - (d) (3) ( iv ) Company's obligation: Amounts remitted to investors ! per the investor reports agree with cancelled checks, I or other form of payment, or custodial bank I statements. DRIVE Auto Receivables ( d ) (2) ( ii ) Company's obligation: Disbursements made via wire Trust 2018-1 transfer on behalf of an obligor or to an investor are made only by authorized personnel i (d)(3)( i ) 1 Company's obligation to issue a notification of any activity giving rise to Form 10-D or Form 8-K disclosure items (d) (3) ( ii) Company's obligation: Amounts due to investors are allocated and remitted in accordance with time frames, distribution priority and other terms set forth in the transaction agreement ( d ) (3) ( iii ) Company's obligation: Disbursements made to an investor are posted within two business days to the Servicer's investor records, or such other number of days specified in the transaction agreements. (d) (3) ( iv) Company's obligation: Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements. DRIVE Auto Receivables (d) (2) ( ii) Company's obligation: Disbursements made via wire Trust 2018 - 2 transfer on behalf of an obligor or to an investor are made only by authorized personnel (d) (3) (i) Company's obligation to issue a notification of any activity giving rise to Form 10-D or Form 8-K disclosure items ( d ) (3) ( ii ) Company's obligation: Amounts due to investors are allocated and remitted in accordance with time

Transactions Item 1122 Applicable Activity frames, distribution priority and other terms set forth in the transaction agreement ( d ) (3) ( iii ) Company's obligation: Disbursements made to an i investor are posted within two business days to the Servicer's investor records, or such other number of days specified in the transaction agreements. ( d ) (3) ( iv) Company's obligation: Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements. I - DRIVE Auto Receivables ( d ) (2) ( ii ) Company's obligation: Disbursements made via wire Trust 2018-3 I transfer on behalf of an obligor or to an investor 1 are made only by authorized person nel (d)(3)( i ) Company's obligation to issue a notification of any activity giving rise to Form 10 - D or Form 8-K disclosure items (d) (3) ( ii ) Company's obligation: Amounts due to investors are allocated and remitted in accordance with time frames, distribution priority and other terms set forth in the transaction agreement ( d ) (3) ( iii ) Company's obligation: Disbursements made to an investor are posted within two business days to the Servicer's investor records, or such other number of days specified in the transaction agreements. ( d ) (3) ( iv) Company's obligation: Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements. DRIVE Auto Receivables (d)(2)( ii ) Company's obligation: Disbursements made via wire Trust 2018 - 4 transfer on behalf of an obligor or to ari investor are made only by authorized personnel (d)(3)(i) Company's obligation to issue a notification of any activity giving rise to Form 10-D or Form 8-K disclosure items ( d ) (3) ( ii ) Company's obligation: Amounts due to investors are allocated and remitted in accordance with time frames, distribution priority and other terms set forth I in the transaction agreement ( d ) (3) ( iii ) Company's obligation: Disbursements made to an investor are posted within two business days to the ' I Servicer's investor records, or such other number of

Transactions ! Item 1122 Applicable Activity -- - - days specified in the transaction agreements. (d) (3) ( iv) 1 Company's obligation: Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank __ I statements. , .. DRIVE Auto Receivables ( d ) (2) ( ii ) Company's obligation: Disbursements made via wire Trust 2018 - 5 transfer on behalf of an obligor or to an investor are made only by authorized personnel •-- - (d)(3)(i) Company's obligation to issue a notification of any activity giving rise to Form 10 - D or Form 8-K disclosure items ( d ) (3) ( ii ) Company's obligation: Amounts due to investors are allocated and remitted in accordance with time frames, distribution priority and other terms set forth in the transaction agreement ' ( .d ) (3) ( iii ) Company's obligation: Disbursements made to an investor are posted within two business days to the Servicer's investor records, or such other number of days specified in the transaction agreements. (d) (3) ( iv ) Company's obligation: Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodia l bank statements. CarMax Auto Owner (d) (2) ( ii) Company's obligation: Disbursements made via wire Trust 20 18 - 2 transfer on behalf of an obligor or to an investor are made only by authorized perso nnel ( d )(3) ( i) I Company's obligation to issue a notification of any activity giving rise to Form 10-D or Form 8-K disclosure items ( d ) (3) ( ii ) Company's obligation: Amounts due to investors are allocated and remitted in accordance with time frames, distribution priority and other terms set forth I i , in the transaction agreement (d) (3) ( iii ) Company's obligation: Disbursements made to an i investor are posted within two business days to the i Servicer's investor records, or such other number of days specified in the transaction agreements. ( d) (3) ( iv ) Company's obligation: Amounts remitted to investors i per the investor reports agree with cancelled checks, or other form of payment, or custodial bank I statements.

Transactions Item 1122 Applicable Activity CarMax Auto Owner ( d ) (2) ( ii ) Company's obligation: Disbursements made via wire . Trust 2018-3 transfer on behalf of an obligor or to an investor , are made only by authorized personnel (d) (3) (i ) i Company's obligation to issue a notification of any activity giving rise to Form 10-D or Form 8-K disclosure items I ( d ) (3) ( ii ) Company's obligation : Amounts due to investors are I allocated and remitted in accordance with time frames, distribution priority and other terms set forth in the transaction agreement ( d) (3) ( iii) Company's obligation: Disbursements made to an investor are posted within two business days to the Servicer's investor records, or such other number of days specified in the transaction agreements. ( d) (3) ( iv) Company's obligation: Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements. CarMax Auto Owner (d ) (2) ( ii) Company's obligation : Disbursements made via wire Trust 20 18-4 transfer on behalf of an obligor or to an investor are made only by authorized personnel ( d)(3)( i) Company's obligation to issue a notification of any activity giving rise to Form 10 - D or Form 8-K disclosure items (d) (3) ( ii) Company's obligation : Amounts due to investors are allocated and remitted in accordance with time I frames, distribution priority and other terms set forth in the transaction agreement ( d ) (3) ( iii ) Company's obligation: Disbursements made to an investor are posted within two business days to the ! Servicer's investor records, or such other number of days specified in the transaction agreements. (d) (3) ( iv) Company's obligation: Amounts remitted to investors per the investor reports agree with cancelled checks, i or other form of payment, ' or custodial bank statements. - ~ DRIVE Auto Receivables (d) (2) ( ii ) Company's obligation: Disbursements made via wire : Trust 20 19- 1 transfer on beha lf of an obligor or to an investor are made only by authorized personnel -- -• • -~ ( d ) (3)(i ) Company's obligation to issue a notification of any activity giving rise to Form 10-D or Form 8-K

Transactions DRIVE Auto Receivables Trust 2019-3 DRIVE Auto Receivables Trust 2019-4 1 Item 1122 Applicable Activity disclosure items ~ - •••- - •--- - •--•--- - - - •- (d) (3) ( ii ) Company's obligation: Amounts due to investors are allocated and remitted in accordance with time frames, distribution priority and other terms set forth in the transaction agreement (d) (3) (iii) Company's obligation: Disbursements made to an investor are posted within two business days to the Servicer's investor records, or such other number of days specified in the transaction agreements. I (d) (3) ( iv ) Company's obligation: Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements. (d) (2) ( ii) Company's obligation: Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel (d)(3)(i) (d) (3) ( ii) ( d ) (3) ( iii ) (d) (3) ( iv) Company's obligation to issue a notification of any activity giving rise to Form 10- D or Form 8-K disclosure items Company's obligation: Amounts due to investors are allocated and remitted in accordance with time frames, distribution priority and other terms set forth in the transaction agreement Company's obligation: Disbursements made to an investor are posted within two business days to the Servicer's investor records, or such other number of days specified in the transaction agreements. Company's obligation: Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements. (d) (2) ( ii) Company's obligation: Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel ( d) (3) ( i) , Company's obligation to issue a notification of any activity giving rise to Form 10-D or Form 8-K disclosure items (d) (3) ( ii ) • Company's obligation: Amounts due to investors are allocated and remitted in accordance with time frames, distribution priority and other terms set forth in the transaction agreement I

Transactions Fifth Third Auto Trust 2019-1 Item 1122 Applicable Activity ( d ) (3) ( iii ) Company's obligation: Disbursements made to an I investor are posted within two business days to the I Servicer's investor records, or such other number of days specified in the transaction agreements. (d) (3) ( iv) Company's obligation: Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodia l bank statements. ( d ) (2) ( ii ) Company's obligation: Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel ( d) (2) ( iv) Company's obligation: The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over I ( d) (2)(v) collateralization, are separately maintained ( eg., with respect to commingling of cash ) as set forth in the transaction agreements. Company's obligation: Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, " federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k- 1 ( b ) (1) of the Securities Exchange Act. ( d ) (3) ( i) Company's obligation to issue a notification of any activity giving rise to Form 10-D or Form 8-K disclosure items ( d ) (3) ( ii ) Company's obligation: Amounts due to investors are allocated and remitted in accordance with time frames, distribution priority and other terms set forth in the transaction agreement ( d ) (3) ( iii ) Company's obligation : Disbursements made to an investor are posted within two business days to the Servicer's investor records, or such other number of days specified in the transaction agreements. (d) (3) ( iv ) Company's obligation: Amounts remitted to investors per the investor reports agree with cancelled checks, l or other form of payment, or custodia l bank I statements.

Capital One Prime Auto Tru st 2019-1 Capital One Prime Auto Trust 2019-2 (d) (2) ( ii) Company's obligation: Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel (d) (2) ( iv ) Company's obligation: The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over co llateralization, are separately maintained ( eg., with respect to commingling of cash) as set fo rth in the transaction agreements. ( d ) (2) ( v) Company's obligation: Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k- 1 (b) (1) of the Securities Exchange Act. ( d ) (3) ( i ) Company's obligation to issue a notification of any activity giving rise to Form 10-D or Form 8-K disclosure items ( d ) (3) ( ii ) Company's obligation: Amounts due to investors are allocated and remitted in accordance with time frames, distribution priority and other terms set forth in the transaction agreement (d) (3) ( iii ) Company's obligation : Disbursements made to an investor are posted within two business days to the Servicer's investor records, or such other number of days specified in the transaction agreements. (d) (3) ( iv) Company's obligation: Amounts remitted to investo rs per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements. (d) (2) ( ii ) Company's obligation: Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel (d) (2) ( iv) Company's obligation: The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over co llateralization, are separately maintained ( eg., with respect to commingling of cash ) as set forth in the transaction agreements. (d) (2) ( v) Company's obligation : Each custodial account is

Santander Drive Auto Receivable Trust 2019-2 Santander Drive Auto Receivable Trust 2019-3 (d) (3) ( ii) maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requi rements of Rule 13k- 1 ( b) (1) of the Securities Exchange Act. Company's obligation: Amounts due to investors are allocated and remitted in accordance with time frames, distribution priority and other terms set forth in the transaction agreement (d) (3) (iii) Company's obligation: Disbursements made to an investor are posted within two business days to the Servicer's investor records, or such other number of days specified in the transaction agreements. ( d) (3) ( iv) Company's obligation: Amounts remitted to investo rs per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements. (d)(3)(i) (d)(3)(i) Company's obligation to issue a notification of any activity giving rise to Form 10-D or Form 8- K disclosure items Company's obligation to issue a notification of any activity giving rise to Form 10-D or Form 8-K disclosure items